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                                                          Exhibit 26(h)(18)(iii)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

     This Amendment No. 2 to the Participation Agreement (the "Amendment") is made and entered into as of this 29th day of January, 2010, by and among Minnesota Life Insurance Company (the "Company"), on its own behalf and on behalf of each separate account of the Company (each an "Account") identified in the Participation Agreement (as defined below), Financial Investors Variable Insurance Trust, (the "Fund"); ALPS Advisors, Inc., (the "Adviser"); and ALPS Distributors, Inc., (the "Distributor").

     WHEREAS, the Company, the Fund, the Adviser and the Distributor have entered into a Participation Agreement dated as of July 1, 2007, as such agreement may be amended from time to time (the "Participation Agreement"); and

     WHEREAS, the Company, the Fund, the Adviser, and the Distributor wish to amend the Participation Agreement in certain respects as set forth below.

     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Distributor, and the Adviser agree to amend the Participation Agreement as follows:

     1. Schedule A of the Participation Agreement is deleted and replaced with the attached Schedule A.

     2. Except as provided herein, the Participation Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

MINNESOTA LIFE INSURANCE COMPANY


By:    /s/ Robert J. Ehren
       ---------------------------------
Name:  Robert J. Ehren
Title: Vice President


FINANCIAL INVESTORS VARIABLE INSURANCE TRUST


By:    /s/ Alex J. Marks
       ---------------------------------
Name:  Alex J. Marks
Title: Secretary


ALPS ADVISORS, INC.


By:    /s/ Thomas A. Carter
       ---------------------------------
Name:  Thomas A. Carter
Title: President


ALPS DISTRIBUTORS, INC.


By:    /s/ Thomas A. Carter
       ---------------------------------
Name:  Thomas A. Carter
Title: President

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                             PARTICIPATION AGREEMENT
                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Minnesota Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT               NAME OF SEPARATE ACCOUNT
------------------------------------               ------------------------
MultiOption Advisor                                Variable Annuity Account
MultiOption Legend
MultiOption Extra

Minnesota Life Accumulator VUL                     Minnesota Life Individual
                                                   Variable Universal Life
                                                   Account

Variable Adjustable Life (VAL)                     Minnesota Life Variable Life
                                                   Account
Variable Adjustable Life Second Death (VAL-SD)
Variable Adjustable Life Horizon (VAL Horizon)
Variable Adjustable Life Summit (VAL Summit)
Variable Adjustable Life Survivor (VAL Survivor)